                                                                      EXHIBIT 99

Cognigen Networks, Inc.                         NEWS RELEASE
6405 218th Street, SW, Suite 305
Mountlake Terrace, Washington 98043             For Immediate Release at 1:00
PM EST                                          Thursday, November 4, 2004
www.cognigen.com
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Cognigen  Networks,  Inc. Reports Quarterly  Financial  Results:  Net Income and
Revenue Increase for Three Months Ended Sept. 30, 2004

Mountlake Terrace,  Washington,  November 4 /PRNewswire-First  Call/ -- Cognigen
Networks,  Inc.  (OTC  Bulletin  Board:  CGNW-  news),  the  Seattle  area based
Internet-enabled  marketer of communications services and certificated reseller, today  announced  its  unaudited  financial  results for the three  months ended
September  30,  2004.  The Company  realized  net income for the three months of
$244,362  compared  to a net loss of  $(192,900)  for the same  quarter in 2003.
Income per common  share for the three months was $0.03 per share as compared to a loss of  $(0.02)  per share for the same  quarter  in 2003  Cognigen  reported revenue of $2,744,844 for this quarter compared to revenue of $2,726,072 for the same quarter in 2003.

Thomas  S.  Smith,  Cognigen's  president  and CEO  commented  on the  financial results, "We are particularly gratified to see our return to profitability. I am inclined  to believe  the net income we realized  validates  our  actions  taken during the past nine months to reduce costs and to diversify  our product  line.
We are  undertaking  other  initiatives  aimed at providing our agents with more
attractive  and  competitive   product  offerings,   improving  our  proprietary
services,  and expanding our vendor  relationships.  Cognigen's  enduring values remain  founded on our loyal and  productive  agent  distribution  channel,  our dedicated  employees,  and our ability to adapt and efficiently pursue marketing opportunities  because of our expertise in capturing  customers  and  processing their orders through our Web sites."

About Cognigen

Cognigen Networks, Inc. based in metropolitan Seattle, Washington, offers a wide range of telecommunication  services and related technology products via its Web site,  http://www.cognigen.com.  Cognigen's  robust  marketing  engine harnesses distribution  channels  featuring a prominent  Internet  presence,  a network of
independent  agents  and  several  affiliate  groups,   each  having  their  own
customized Web site. Cognigen's agent initiated sales as well as those generated directly off its main website are fulfilled via proprietary  software  utilizing the  Internet.  Cognigen  resells the services of industry  leaders such as AT&T
Wireless,  Broadvox,  Nextel,  PowerNetGlobal,  Sprint, Talk America,  T-Mobile,
Verizon  and Z-Tel.  Cognigen  is  authorized  to operate as an  interstate  and
international   carrier   under   Section  214  of  the  rules  of  the  Federal
Communications  Commission,  and is  regulated  by  some  state  public  utility
commissions  as  a  reseller  of  interstate   and   intrastate   long  distance
telecommunications  services.  Since  September of 1999,  Cognigen has sold,  on behalf of its vendors and for its own  account,  services  and  products to over
800,000 customers worldwide.

The information herein contains forward-looking statements,  including,  without limitation,  statements relating to Cognigen Networks, Inc. Although the Company believes that the expectations  reflected in the forward-looking  statements are reasonable,  no assurance can be given that such  expectations  will prove to be correct.  The  forward-looking  statements  involve risks and uncertainties that affect the Company's  business,  financial  condition and results of operations, including  without  limitation,  the  Company's  possible  inability  to  become certified  as  a  reseller  in  all  jurisdictions  in  which  it  applies,  the possibility  that the Company's  proprietary  customer base will not grow as the
Company expects,  the Company's  inability to obtain additional  financing,  the
Company's  possible lack of producing agent growth,  the Company's possible lack of revenue  growth,  the  Company's  possible  inability to add new products and services  that generate  increased  sales,  the Company's  possible lack of cash flows,  the  Company's  possible  loss  of key  personnel,  the  possibility  of telecommunications rate changes and technological changes and the possibility of increased competition. Many of these risks are beyond the Company's control. The
Company is not entitled to rely on the safe harbor  provisions of Section 27A of the  Securities  Act of 1933,  as  amended,  or  Section  2lE of the  Securities
Exchange Act of 1934, as amended, when making forward- looking statements.

Source:     Cognigen Networks, Inc.

            Contact:    Thomas S. Smith
                        Meridian Center - 9800 Mt. Pyramid Court, Ste 400
                        Englewood, CO 80112

                        720-895-1912 voice
                        720-895-1917 fax
                        toms@ld.net